EXHIBIT 99.3


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                                SFB Bancorp, Inc.
                          Proposed Holding Company for
                          Security Federal Savings Bank
                             Elizabethton, Tennessee

                          Proposed Marketing Materials

                                     3-10-97


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                               Marketing Materials
                                SFB Bancorp, Inc.
                             Elizabethton, Tennessee

                                Table of Contents
                                -----------------

I.             Press Releases
               A.     Explanation
               B.     Schedule
               C.     Distribution List

               D.     Press Release Examples

II.     Advertisements
               B.     Officer and Director Purchases
               B.     Explanation
               C.     Schedule
               D.     Advertisement Examples

III.           IRA Mailing
               A.     Explanation
               B.     Quantity
               C.     IRA Mailing Example

IV.            Counter Cards and Lobby Posters
               A.     Explanation
               B.     Quantity

V.             Proxy Reminder
               A.     Explanation
               B.     Example


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                                I. Press Releases

A.      Explanation

        In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Savings Bank to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

        Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.      Schedule

        1.     OTS Approval of Conversion

        2.     Close of Stock Offering


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                              C. Distribution List

                           National Distribution List
                           --------------------------

National Thrift News                          Wall Street Journal
--------------------                          -------------------
212 West 35th Street                          World Financial Center
13th Floor                                    200 Liberty
New York, New York  10001                     New York, NY  10004
Richard Chang

American Banker                               SNL Securities
---------------                               --------------
One State Street Plaza                        Post Office Box 2124
New York, New York  10004                     Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                       Investors Business Daily
-------                                       ------------------------
Dow Jones & Company                           12655 Beatrice Street
Barrons Statistical Information               Post Office Box 661750
200 Burnett Road                              Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036


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                                Local Media List
                                ----------------

                                (To be provided)

Newspaper
---------

Radio


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D.      Press Release Examples

        PRESS RELEASE                       FOR IMMEDIATE RELEASE
                                            ---------------------
                                                   For More Information Contact:
                                                   Peter W. Hampton
                                                   (423) 543-3518

                          SECURITY FEDERAL SAVINGS BANK
                          -----------------------------

                        CONVERSION TO STOCK FORM APPROVED
                        ---------------------------------

     Elizabethton, Tennessee (_________, 1997) - Peter W. Hampton, President of Security Federal Savings Bank ("Security Federal" or the "Savings Bank"), Elizabethton, Tennessee, announced that Security Federal has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In connection with the Conversion, Security Federal has formed a holding company, SFB Bancorp, Inc., to hold all of the outstanding capital stock of Security Federal Savings Bank.

     SFB Bancorp, Inc. is offering up to ___________ shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Savings Bank will have an opportunity to subscribe for stock through a Subscription Offering that closes on _________, 1997. Shares that are not subscribed for during the Subscription Offering may be offered subsequently to the general public in a Direct Community Offering, with first preference given to natural persons and trusts of natural persons residing in Carter County, Tennessee. The Subscription Offering and Community Offering, if conducted, will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about September __, 1997.

     As a result of the Conversion, Security Federal will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of SFB Bancorp, Inc. According to Mr. Hampton, "Our day to day operations will not


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change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

        Customers with questions concerning the stock offering should call Security Federal's Stock Information Center at (423) ________, or visit Security Federal's office.
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PRESS RELEASE                               FOR IMMEDIATE RELEASE
                                            ---------------------
                                                   For More Information Contact:
                                                   Peter W. Hampton
                                                   (423) 543-3518

                     SFB BANCORP, INC. COMPLETES INITIAL STOCK OFFERING
                     -----------------------------------------------------

      Elizabethton, Tennessee - (__________, 1997) Peter W. Hampton, President of Security Federal Savings Bank ("Security Federal" or the "Savings Bank"), announced today that SFB Bancorp, Inc., the proposed holding company for Security Federal, has completed its initial stock offering in connection with the Savings Bank's conversion from mutual to stock form. A total of __________ shares were sold at the price of $10.00 per share.

      On __________, 1997, Security Federal's Plan of Conversion was approved by the Savings Bank's voting members at a special meeting of members.

      Mr. Hampton said that the officers and boards of directors of SFB Bancorp, Inc. and the Savings Bank wished to express their thanks for the response to the stock offering and that Security Federal looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock is anticipated to commence trading on __________, 1997 on the OTC "Electronic Bulletin Board" under the symbol "____". Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.


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                               II. Advertisements


A.      Explanation

        The intended use of the attached advertisement "A" is to notify Security Federal's customers and members of the local community that the conversion offering is underway.

        The intended use of advertisement "B" is to remind Security Federal's customers of the closing date of the Subscription Offering.

B.      Media Schedule

            1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.

            2. Advertisement B - To be run during the last week of the subscription offering.

        Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

        Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

        These ads will run in the local newspapers.

        The ad size will be as shown or smaller.


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A.                          PROPOSED OFFICER AND DIRECTOR PURCHASES

                                     Total Shares         Aggregate Price of      Percent of Shares
Name                                    Purchased          Shares Purchased              Purchased
----                                    ---------          ----------------              ---------

Estill L. Caudill, Jr.
   Director                                200                 $ 2,000                  _____%
Julian T. Caudill
   Director                              5,000                   50,000                 _____
John R. Crockett
   Director                             _____                   ______                  _____
Peter W. Hampton
   President & Director                 15,000                  150,000                 _____
Peter W. Hampton, Jr.
   Vice Chairman &                      10,000                  100,000                 _____
   Director
Donald W. Tetrick
   Chariman & Director                  10,000                  100,000                 _____
                                        ------

TOTAl                                   50,200                 $502,000






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--------------------------------------------------------------------------------
      This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision or the Federal
      Deposit  Insurance  Corporation,  nor  has  such  commission,   office  or
      corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.


New Issue                                                 ____________, 1997


                               ____________ Shares


                     These shares are being offered pursuant
                         to a Plan of Conversion whereby


                          Security Federal Savings Bank


                          Elizabethton, Tennessee, will
                 convert from a federal mutual savings bank to a
                       federal capital stock savings bank
                     and become a wholly owned subsidiary of

                                SFB Bancorp, Inc.

                                  Common Stock

                                 ---------------

                             Price $10.00 Per Share

                                 ---------------

                            Trident Securities, Inc.

                For a copy of the prospectus call (423) ________.

 Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc.
             or such other brokers and dealers as may legally offer
                        these securities in such state.

          The stock will not be insured by the FDIC or any other government agency.

--------------------------------------------------------------------------------

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Advertisement (B)


--------------------------------------------------------------------------------

                                  SECURITY FEDERAL


                         __________, 1997 IS THE DEADLINE TO
                         ORDER STOCK OF SFB BANCORP, INC.


                     Customers of Security Federal Savings Bank
                                have the opportunity
                     to invest in Security Federal Savings Bank
                                   by subscribing
                  for common stock in its proposed holding company


                                SFB BANCORP, INC.


                    A Prospectus relating to these securities is
                      available at our office or by calling our
                    Stock Information Center at (423) ________.


                 This announcement is neither an offer to sell nor a
                    solicitation of an offer to buy the stock of
                 SFB Bancorp, Inc. The offer is made only by the
                  Prospectus.  The shares of common stock are not
                deposits or savings accounts and will not be insured
                    by the Federal Deposit Insurance Corporation
                           or any other government agency.

       Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc.
          or such other brokers and dealers as may legally offer these securities in such state.

--------------------------------------------------------------------------------



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                                III. IRA Mailing

A.      Explanation

        A special IRA mailing is proposed to be sent to all IRA customers of the Savings Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Savings Bank.

B.      Quantity

        One IRA letter is proposed to be mailed to each IRA customer of the Savings Bank. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.      Example - See following page.


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                           Security Federal Letterhead

                                        _________, 1997

Dear Individual Retirement Account Participant:

      As you know, Security Federal is in the process of converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and has formed SFB Bancorp, Inc. to hold all of the stock of Security Federal Savings Bank (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Security Federal Savings Bank have the opportunity to purchase shares of common stock of SFB Bancorp, Inc. in a Subscription Offering. SFB Bancorp, Inc. currently is offering up to _________ shares, subject to adjustment, of SFB Bancorp, Inc. at a price of $10.00 per share.

      As the holder of an individual retirement account ("IRA") at Security Federal Savings Bank, you have an opportunity to become a shareholder in SFB Bancorp, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of SFB Bancorp, Inc. through your IRA, Trident
Securities, Inc. and Security Federal Savings Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

      If you are interested in receiving more information on self-directing your IRA, please contact our Conversion Center at (423) __________. Because it may take several days to process the necessary IRA forms, a response is requested by _______, 1997 to accommodate your interest.

                                   Sincerely


                                   /s/Peter W. Hampson
                                   Peter W. Hampton
                                   President

This letter is neither an offer to sell nor a solicitation of an offer to buy SFB Bancorp, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you. The shares of SFB Bancorp, Inc. common stock are not deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.


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                       IV. Counter Cards and Lobby Posters

A.      Explanation

        Counter cards and lobby posters serve two purposes: (1) As a notice to Security Federal Savings Bank's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.      Quantity

        Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.

        Approximately 1 - 2 Lobby posters will be used at each office of Security Federal

C.      Example

D.      Size

        The counter card will be approximately 8 1/2" x 11".

        The lobby poster will be approximately 16" x 20".


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C.                                                             POSTER
                                                               OR
                                                               COUNTER CARD

================================================================================

                                 "TAKE STOCK IN OUR FUTURE"


                                  "STOCK OFFERING MATERIALS
                                       AVAILABLE HERE"

                                SECURITY FEDERAL SAVINGS BANK

================================================================================


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                                V. Proxy Reminder

A.      Explanation

        A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

        The target vote depositors are determined by the conversion agent.

B.      Example

C.      Size

        Proxy reminder is approximately 8 1/2" x 11".


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B.      Example

--------------------------------------------------------------------------------

                            P R O X Y R E M I N D E R

                          Security Federal Savings Bank




YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY  PURCHASE  STOCK IF YOU WISH,  BUT VOTING DOES NOT  OBLIGATE  YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO SECURITY FEDERAL SAVINGS BANK TODAY. PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.




                             THE BOARD OF DIRECTORS AND MANAGEMENT OF
                             SECURITY FEDERAL SAVINGS BANK

--------------------------------------------------------------------------------

                        IF YOU RECENTLY MAILED THE PROXY,
                     PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                   FOR FURTHER INFORMATION CALL (423) _______.


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                               VOTING - YOUR VOTE IS IMPORTANT

Q. Am I eligible to vote at the Special Meeting of Members to be held to consider the Plan of Conversion?

A. At the Special Meeting of Members to be held on ________, 1997, you are eligible to vote if you are one of the "Voting Members", who are holders of Security Federal's deposits or other authorized accounts or loans as of ________, 1997 (the "Voting Record Date") for the Special Meeting. However, Bank members of record as of the close of business on the Voting Record Date who cease to be depositors or borrowers prior to the date of the Special Meeting are no longer members and will not be entitled to vote at the Special Meeting. If you are a Voting Member, you should have received a proxy statement and proxy card with which to vote.

Q.    How many votes do I have as a Voting Member?

A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account. Each borrower who holds eligible borrowings is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to vote as an account holder. No member may cast more than 1,000 votes.

Q. If I vote "against" the Plan of Conversion and it is approved, will I be prohibited form buying stock during the subscription offering?

A. No. Voting against the Plan of Conversion in no way restricts you from purchasing stock in either the subscription offering or the community offering.

Q. What happens if Security Federal does not get enough votes to approve the Plan of Conversion? A. Security Federal's Conversion would not take place and Security Federal would remain a mutual savings bank.

Q. As a qualifying depositor or borrower of Security Federal, am I required to vote?

A. No. However, failure to return your proxy card will have the same effect as a vote "Against" the Plan of Conversion.

Q.    What is a Proxy Card?

A. A Proxy Card gives you the ability to vote without attending the Special Meeting in person. You may attend the meeting and vote in person, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy.

Q.    How does the conversion affect me?

A. The conversion is intended, among other things, to assist Security Federal in maintaining and expanding its many services to Security Federal's customers and community. By purchasing stock, you will also have the opportunity to invest in SFB Bancorp, Inc., the holding company that will own Security Federal Savings Bank. However, there is no obligation to purchase stock; the purchase of stock is strictly optional.

Q.    How can I get further information concerning the stock offering?

A. You may call the Stock Information Center, collect at (423) _________ for further information or a copy of the Prospectus, Stock Order Form, Proxy Statement and Proxy Card.